Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement (Form S-3 No. 333-212362) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests and Debt Securities,

•                  Registration Statement (Form S-8 No. 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan,

•                  Registration Statement (Form S-3 No. 333-205812) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests; and

•                  Registration Statement (Form S-4 No. 333-225018) and related prospectus of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests to be issued in the merger with Rice Midstream Partners, LP;

of our report dated  May 3, 2018, with respect to the combined financial statements of Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC and Rice West Virginia Midstream LLC, which appear in this Current Report (Form 8-K), filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

May 22, 2018